UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2011

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3230 Scott Boulevard

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On May 26, 2011, Advanced Analogic Technologies Incorporated (“AATI”), Skyworks Solutions, Inc., a Delaware corporation (“Skyworks”) and PowerCo Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Skyworks (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into AATI, and AATI will be the successor or surviving corporation of the merger and will become a wholly owned subsidiary of Skyworks (the “Merger”). The Board of Directors of AATI (the “Board”) has unanimously approved the Merger and the Merger Agreement.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of common stock of AATI issued and outstanding immediately prior to the Effective Time will be converted into the right to receive an aggregate of $6.13 per share, payable in an initial combination of $3.68 in cash and 0.08725 of a share of Skyworks common stock. The cash amount is subject to adjustment depending upon whether the last sale price value of a share of Skyworks common stock for the five trading days preceding the closing of the Merger (the “Average Price”) is greater than or less than $2.45. For example, if the Average Price is $2.50, then the cash amount will be reduced from $3.68 to $3.63. Similarly, if the Average Price is $2.40, then the cash amount will be increased from $3.68 to $3.73. The shares of Skyworks common stock issuable in the transaction will be registered pursuant to a registration statement on Form S-4.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of AATI’s stockholders and receiving any applicable governmental and regulatory approvals.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about AATI or Skyworks. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by AATI to Skyworks in connection with the signing of the Merger Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between AATI and Skyworks rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about AATI or Skyworks.

Stockholder Agreement

In connection with the Merger Agreement, Skyworks has entered into a stockholder agreement (the “Stockholder Agreement”), dated as of May 26, 2011, with certain of AATI’s officers and directors (each a “Stockholder” and collectively, the “Stockholders”) pursuant to which, among other things, each Stockholder has agreed to vote all shares of AATI common stock beneficially owned by such Stockholder (the “Covered Shares”) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and against any other acquisition proposal or alternative acquisition agreement made in opposition to the consummation of the Merger and the transactions contemplated by the Merger Agreement.

In addition, pursuant to the terms of the Stockholder Agreement, each Stockholder granted Skyworks an irrevocable proxy to vote the Covered Shares solely with respect to the matters set forth in the Stockholder Agreement.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Non-Competition Agreement

In connection with the Merger Agreement, Skyworks has entered into a non-competition, non-solicitation and confidentiality agreement, dated as of May 26, 2011, with Richard K. Williams, the President, Chief Executive Officer and Chief Technology Officer of AATI (the “Non-Competition Agreement”), pursuant to which, among other things, Mr. Williams has agreed, for a period of 24 months and subject to certain exceptions, not to engage, without the express prior written consent of Skyworks, in any business or activity that is in competition with AATI’s business of developing, designing, manufacturing, licensing, marketing, selling and distributing power management semiconductors and related software. Additionally, Mr. Williams has agreed, for a period of 24 months, not to directly or indirectly solicit any individual then employed by either Skyworks or AATI to leave such employment or to solicit any AATI customers. As disclosed below under Item 5.02(e), as consideration for entering in the Non-Competition Agreement, AATI made a grant to Mr. Williams of 400,000 restricted stock units that will vest, if at all, monthly over a 2-year period commencing with the date of the closing of the Merger.

The foregoing description of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the Non-Competition Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 26, 2011, the Board approved the following grants of restricted stock units to the named executive officers and directors set forth in the table below in connection with their efforts in negotiating the terms of the Merger and the Merger Agreement and in their ongoing efforts that will be needed in order to consummate the Merger. Such restricted stock units vest over a four-year period with 1/4th of the units vesting on the one year anniversary of the date of grant and 6.25% of the units vesting each quarter thereafter, and are subject to 100% acceleration of vesting in the event of a change of control of AATI, including the consummation of the Merger.

Named Executive Officer	Restricted Stock Units
Richard K. Williams President, Chief Executive Officer and Chief Technical Officer	60,000

Ashok Chandran Vice President, Chief Accounting Officer and interim Chief Financial Officer	75,000

Jun-Wei Chen Vice President of Technology	5,000

Samuel Anderson Chairman of the Board of Directors	240,000

Jaff Lin Director	60,000

On May 26, 2011, the Board also approved an additional grant of 400,000 restricted stock units to Richard K. Williams, AATI’s President, Chief Executive Officer and Chief Technical Officer, as consideration for entering into the Non-Competition Agreement with Skyworks as a condition to the Merger. Such restricted stock units shall vest, if at all, monthly over a 2-year period commencing with the date of the closing of the Merger.

Item 8.01.	Other Events

On May 26, 2011, AATI and Skyworks issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Skyworks Solutions, Inc., PowerCo Acquisition Corp. and Advanced Analogic Technologies Incorporated, dated May 26, 2011. (1)

10.1	Stockholder Agreement by and among Skyworks Solutions, Inc. and certain stockholders of Advanced Analogic Technologies Incorporated, dated May 26, 2011.

10.2	Non-Competition, Non-Solicitation and Confidentiality Agreement by and between Skyworks Solutions, Inc. and Richard K. Williams, dated May 26, 2011.

99.1	Joint press release, dated May 26, 2011.

(1)	The Schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. AATI will furnish copies of any of such schedules to the SEC upon request.

Additional Information and Where to Find It

Skyworks Solutions, Inc. (“Skyworks”) intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a proxy statement of AATI and a prospectus of Skyworks, as well as other relevant materials in connection with the proposed merger of AATI with a wholly owned subsidiary of Skyworks (the “Merger”). The proxy statement/prospectus will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THIS FILING CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of these documents and other documents filed with the SEC when they become available through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the documents filed by AATI with the SEC by contacting Investor Relations by telephone at (408) 737-4600, by mail at Advanced Analogic Technologies, Inc., 3230 Scott Boulevard, Santa Clara, California, 95054, Attn: Investor Relations, by e-mail at ir@analogictech.com, or by going to AATI’s Investor Relations page on its corporate web site at www.aati.com (click on “Investors,” then on “SEC Filings”).

Participants in the Solicitation

Skyworks, AATI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AATI in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the documents described above. Additional information regarding Skyworks’ directors and executive officers is contained in Skyworks’ proxy statement dated, and filed with the SEC on, April 7, 2011. Additional information regarding AATI’s directors and executive officers is also included in AATI’s Annual Report on form 10-K/A, which was filed with the SEC on May 2, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from AATI by contacting Investor Relations by telephone at (408) 737-4600, by mail at Advanced Analogic Technologies, Inc., 3230 Scott Boulevard, Santa Clara, California, 95054, Attn: Investor Relations, by e-mail at ir@analogictech.com, or by going to AATI’s Investor Relations page on its corporate web site at www.aati.com (click on “Investors,” then on “SEC Filings”).

Forward-Looking Statements

The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Skyworks to successfully integrate AATI’s operations and employees, the ability to yield benefits for customers and employees, and such other risks as identified in AATI’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. AATI assumes no obligation to update any forward-looking statement contained in this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

By:	/s/ Ashok Chandran
Ashok Chandran
Vice President, Chief Accounting Officer and interim Chief Financial Officer

Date: May 27, 2011

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Skyworks Solutions, Inc., PowerCo Acquisition Corp. and Advanced Analogic Technologies Incorporated, dated May 26, 2011. (1)

10.1	Stockholder Agreement by and among Skyworks Solutions, Inc. and certain stockholders of Advanced Analogic Technologies Incorporated, dated May 26, 2011.

10.2	Non-Competition, Non-Solicitation and Confidentiality Agreement by and between Skyworks Solutions, Inc. and Richard K. Williams, dated May 26, 2011.

99.1	Joint press release dated May 26, 2011.

(1)	The Schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. AATI will furnish copies of any of such schedules to the SEC upon request.